EXHIBIT 23.3

                 CONSENT OF

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 30, 1996 to the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of Orion Network Systems, Inc. dated December __, 1996.

                                            ____________________________________

New York, N.Y.
December ___, 1996